ASTROCOM CORPORATION
                    3500 Holly Lane North, Suite 60
                        Plymouth, Minnesota 55447

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                To be held
                               May 24, 2000

TO THE SHAREHOLDERS OF ASTROCOM CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Astrocom Corporation (the "Company"), a Minnesota corporation, will be held on Wednesday, May 24, 2000, at 3:30 p.m., Central Daylight Time, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

     1. To elect two Class I directors of the Company to serve until the annual meeting of shareholders in 2003.

     2. To increase the number of shares authorized for issuance under the Company's 1998 Stock Option Plan.

     3. To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Restated Bylaws of the Company, the Board of Directors has fixed the close of business on March 27, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

     Each of you is invited and urged to attend the Annual Meeting in person, if possible. Whether or not you are able to attend in person, you are requested to mark, date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience.

                                       By Order of the Board of Directors,
                                       \s\ Ronald B. Thomas
                                       Ronald B. Thomas
                                       President and Chief Executive Officer
April 14, 2000
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                           ASTROCOM CORPORATION
                      3500 Holly Lane North, Suite 60
                         Plymouth, Minnesota 55447

                              PROXY STATEMENT
                    For Annual Meeting of Shareholders
                          To be held May 24, 2000

                            GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Astrocom Corporation (the "Company"), a Minnesota corporation, for use at its annual meeting of shareholders to be held on May 24, 2000 (the "Annual Meeting"), at 3:30 p.m., Central Daylight Time, at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Solicitation of proxies may be made in person or by mail, telephone or facsimile transmission by directors, officers and regular employees of the Company. The directors, officers and regular employees of the Company will not receive any additional compensation for such activities. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of this solicitation of proxies will be paid by the Company. This Proxy Statement and the enclosed form of proxy are furnished in connection with the proxy solicitation and are first being mailed to stockholders on or about April 14, 2000.

                            REVOCATION OF PROXY

     Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation at or before the meeting, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Astrocom Corporation, 3500 Holly Lane North, Suite 60, Plymouth, Minnesota, 55447 Attention: Ronald B. Thomas.

                         RECORD DATE AND VOTING

     The voting securities of the Company are shares of its common stock, $.10 par value per share ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting or any adjournment thereof.

     At the close of business on March 27, 2000 (the "Record Date"), the Company had issued and outstanding 26,014,161 shares of Common Stock. Only


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holders of record of Common Stock are entitled to vote on matters that come before the Annual Meeting or any adjournment thereof. As provided in the Restated Articles of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares of Common Stock represented at the Annual Meeting either in person or by proxy.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to any proposal will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting. If a shareholder abstains from voting as to any proposal, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such proposal, but shall not be deemed to have been voted in favor of such proposal. Abstentions as to any proposal, therefore, will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular proposal, then the shares covered by such non-vote proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum, but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such proposal.

                    ACTION TO BE TAKEN UNDER THE PROXY

     Shares represented by properly executed and returned proxies will be voted as specified on the proxies. Shares represented by proxies where no specification has been made will be voted (i) FOR the election of the two persons named in this Proxy Statement as nominees for election to the Board of Directors; (ii) FOR the amendment of the Company's Stock Option Plan to increase the number of shares authorized for issuance thereunder; and (iii) in the discretion of the proxy holders, as to any other business that properly comes before the meeting.

                             LEGAL PROCEEDINGS

     No director, officer, affiliate, beneficial owner of more than 5% of the Common Stock or shareholder of the Company is known to be an adverse party to the Company or have a material interest adverse to the Company in a legal proceeding.





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                            ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than fifteen members, as determined from time to time by the Board of Directors, divided into three classes as nearly equal in size as possible.

     The term of each class of directors is three years, and the term of one class expires each year in rotation. At the 1999 Annual Meeting, S. Albert D. Hanser and Duane S. Carlson were elected as Class III directors for terms expiring in 2002. The terms of Ronald B. Thomas and Douglas M. Pihl will expire at this Annual Meeting.

     The Board of Directors has nominated Ronald B. Thomas and Douglas M. Pihl for reelection as Class I directors, to serve for terms of three years, expiring at the Annual Meeting of shareholders in 2003. Unless otherwise instructed by the shareholder, the persons named in the enclosed proxy intend to vote for the election of Ronald B. Thomas and Douglas M. Pihl as directors. In the event Mr. Thomas or Mr. Pihl for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate as may be nominated by the Board of Directors. Management knows of no reason to anticipate that either of the nominees will not be a candidate, having consented to be named and to serve if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ITS NOMINEES TO THE BOARD OF DIRECTORS.

     Certain information with respect to the current directors of the Company and the nominees is set forth below. The Common Stock ownership of each director is provided under "Security Ownership of Certain Beneficial Owners and Management."














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Name                 Age     Positions Held             Director Since


Nominees for Class I Directors Whose Terms Will Expire in 2003:

 Ronald B. Thomas    56      President, Chief Executive Officer,
                             Secretary, Treasurer and Director       1997

 Douglas M. Pihl     60      Director                                1997

Class II Director Whose Term Expires in 2001:

 Gary L. Deaner      60      Director                                1998

Class III Directors Whose Terms Expire in 2002:

 S. Albert D. Hanser 62      Director                                1991

 Duane S. Carlson    64      Director                                1998


     Each of the persons named in the foregoing table is now a director of the Company and has continuously served as a director of the Company since the year indicated.

     Ronald B. Thomas joined the Company in 1997. He was elected a director on June 26, 1997, Chief Executive Officer effective June 27, 1997, President effective June 30, 1997 and Secretary and Treasurer on October 13, 1997. Mr. Thomas was a private investor from 1987-1997. Mr. Thomas was a director of Ciprico, Inc., from 1978 to 1999.

     Douglas M. Pihl was elected a director of the Company in 1997. Since November 1999, Mr. Pihl has served as Chairman and Chief Executive Officer of MathStar, Inc., a developer of DSP integrated circuits. Mr. Pihl has been Chairman of Vital Images, Inc., a publicly held provider of software for the medical industry, since August 1997, and was Chief Executive Officer from February 1998 to January 2000. Mr. Pihl has been Chairman of RocketChips, Inc., a developer of high-speed silicon CMOS communication chips, since November 1996, and has also been Chief Financial Officer since October 1999. From 1996 to 1997, Mr. Pihl served as a consultant to Ascend Communications, Inc., and from 1991 to 1996, served as President and Chief Executive Officer of NetStar, Inc. Mr. Pihl is also a director of Destron Fearing Corporation.

     Gary L. Deaner was elected a director of the Company in 1998. Mr. Deaner has been Managing Director of Raintree Associates, a consulting group, since June 1998. He was Vice President of Marketing and Strategic Planning of J. River, Inc., a developer of communications and security software, from 1996-1998. He was previously employed by Digi International from 1985-1996. Mr. Deaner has been a director of Ciprico, Inc., since 1995.



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     S. Albert D. Hanser joined the Company as a director in 1991.
He was elected Chairman of the Board on March 30, 1992. He was elected interim President and Chief Executive Officer on September 10, 1992, and was elected President and Chief Executive Officer on December 17, 1992. He resigned as President on May 23, 1996, resigned as Chief Executive Officer on June 26, 1997, and resigned as Chairman of the Board on January 1, 2000. Mr. Hanser has been employed as Chairman of Hanrow Financial Group, Ltd., a merchant banking firm, since 1989.

     Duane S. Carlson was elected a director of the Company in 1998. Mr. Carlson has been a business consultant since 1997. His previous experience was as Executive Vice President and CFO of NetStar, Inc., a computer networking equipment company, from 1990-1997. Mr. Carlson is also a director of Appliance Recycling Centers, Inc.

ACTIONS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, there were four meetings of the Board of Directors. Mr. Carlson, Mr. Deaner, Mr. Pihl and Mr. Thomas were present at all of the meetings; Mr. Hanser was absent from one meeting. The Company's Audit Committee met once during 1999; however, the Company's Compensation Committee and standing Nominating Committee (consisting of those directors whose terms as directors do not expire at the next scheduled meeting of the shareholders) did not meet during the year.

COMPENSATION OF DIRECTORS

     The Company's 1998 Stock Option Plan provides that each non-employee member elected to the Board, and each employee member of the Board who later becomes a non-employee member of the Board, will automatically be granted a non-qualified option for 10,000 shares at 100% of fair market value.

     The Company's 1998 Stock Option Plan, as amended by the Board of Directors on January 3, 2000, also provides that each non-employee director, serving as of the beginning of each calendar year, shall automatically be granted a non-qualified option to purchase 120,000 shares at 100% of fair market value on the date of grant for his or her services to the Company. Such non-qualified options vest as to 1/12th of the 120,000 shares at the end of each calendar month during the year following the grant of the non-qualified option.









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
EXECUTIVE OFFICERS


Name                        Age       Position


Ronald B. Thomas            56        President, Chief Executive Officer,
                                      Secretary and Treasurer

Frederic H. Sweeny          57        Vice President of Sales and Marketing


     See the biographical information on Mr. Thomas under "ELECTION OF DIRECTORS" above.

     Frederic H. Sweeny was elected Vice President of Sales and Marketing on March 17, 2000. Mr. Sweeny joined the Company in November 1999. From 1997 to 1999 he served as an independent management consultant for numerous technology-related businesses, including the Company. From 1992 to 1997 he was Chief Executive Officer of Unimax Systems Corporation, a designer and developer of configuration management software for multi-vendor telecommunications systems.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains certain information regarding the compensation paid by the Company during the three year period January 1, 1997, through December 31, 1999, to the Company's Chief Executive Officer. No other executive officer of the Company received compensation in excess of $100,000 in 1999.



                                 Annual Compensation(1) Long Term Compensation
Name and Principal Position Year  Salary  Bonus  Other  Securities Underlying
                                                                Options
S. Albert D. Hanser (2)      1999       -      -      -         None (4)
                             1998       -      -      -         None (4)
                             1997 $53,077      -      -         None (4)

Ronald B. Thomas,            1999 115,504      -      -         None (5)
  President and Chief        1998 123,937      -      -         None (5)
  Executive Officer (3)      1997  50,577      -      -         None (5)


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(1)   Does not include any amounts paid under the Company's group medical and hospitalization plan that is available generally to all employees. Does not include the value of certain noncash compensation or benefits made available to executive officers, which were less than amounts required to be reported pursuant to applicable SEC regulations.

(2)   Mr. Hanser resigned as Chief Executive Officer effective June 26, 1997.

(3) Mr. Thomas joined the Company in 1997 and was elected Chief Executive Officer effective June 27, 1997.

(4) Does not include warrants granted to Hanrow Financial Group, Ltd., Hanrow Capital Fund X or Hanrow Business Finance.

(5)   Does not include warrants granted to Mr. Thomas.  See "Thomas Warrants."

OPTION GRANTS

     There were no option grants in 1999 to Ronald B. Thomas or Frederic H. Sweeny, the Company's executive officers.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     The following table provides information on the number and value of the unexercised options held by the named executive officers at year-end.

                                     Number of
                                     Securities           Value of
                                     Underlying           Unexercised
                                     Unexercised          In-the-money
                                     Options at 12/31/99  Options at 12/31/99
                                     Exercisable */       Exercisable */
Name                                 Unexercisable **     Unexercisable **

S. Albert D. Hanser                   214,500*                   -
Ronald B. Thomas                        -                        -
Frederic H. Sweeny                      -                        -

1998 STOCK OPTION PLAN

     In 1998 the shareholders approved the 1988 Stock Option Plan (the "1998 Plan") of the Company. The 1998 Plan allows the Company to grant both incentive stock options and non-qualified options.

     The 1998 Plan is administered by the Stock Option Committee of the Board of Directors of the Company which has full authority and discretion to select participants, determine the times at which options shall be granted, set the period and the terms and conditions under which each option becomes exercisable (as limited by the 1988 Plan), and make any other determinations which it believes necessary or advisable for the administration of the 1998 Plan. Incentive stock options may only be granted to any full-time or part-time employee (which term includes, but is not limited to, officers and directors who are also employees) of the Company or of its present and future subsidiary corporations. Non-qualified options may be granted to other persons, including, but not limited to, members of the Board of Directors, consultants or independent contractors providing services to the Company, or its present and future subsidiary corporations. No optionee may receive incentive stock options exercisable for the first time during any calendar year having an aggregate fair market value (determined as of the time the option is granted) in excess of $100,000.

     Each non-employee member of the Board of Directors first elected to the Board after approval of the 1998 Plan by the shareholders, and each employee member of the Board who became a non-employee member of the Board after said date, was automatically granted a non-qualified option for 10,000 shares at 100% of fair market value.

     Each non-employee director of the Company, serving as of the beginning of each calendar year, shall automatically be granted a non-qualified option under the 1998 Plan providing for the purchase of shares of the Company's Common Stock at 100% of the fair market value of such Common Stock on the date of grant for his/her services to the Company during such year.
The 1998 Plan initially provided that such non-qualified option would be for 20,000 shares; on January 3, 2000, the Board of Directors, acting pursuant to the 1998 Plan, amended the 1998 Plan to provide that such non-qualified option for the years 2000 and thereafter would be for 120,000 shares. Such non-qualified option received by a non-employee director shall vest as to 1/12th of the 120,000 shares of the Company's Common Stock at the end of each calendar month during the year as long as the non-employee director has continued to serve as a director of the Company. Each non-employee director of the Company elected during a calendar year shall automatically be granted a non-qualified option providing for the purchase of a pro rata portion of 120,000 shares, which shall vest monthly during the balance of the calendar year.


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     The exercise price of incentive stock options may not be less than the fair market value of the shares on the date of the grant, but if the optionee owns more than 10% of the total combined voting power of the outstanding stock of the Company, the exercise price may not be less than 110% of the fair market value of the shares on the date of grant. The exercise price of non-qualified options may not be less than 85% of the fair market value of the shares on the date of grant. All options are nontransferable. Incentive stock options are exercisable only while the optionee is an employee (or for 90 days after termination, if due to age or disability), or within one year after death, if death occurs while the optionee is an employee. The term of options granted under the 1988 Plan cannot exceed 10 years from the date of grant, or five years from the date of grant of an incentive stock option if the optionee owns more than 10% of the total combined voting power of all outstanding stock.

     The 1998 Plan currently provides for the issuance of 1,500,000 shares of Common Stock. At the 2000 Annual Meeting of the shareholders, the shareholders will be asked to amend the 1998 Plan to increase the number of shares authorized for issuance under the 1998 Plan to 4,000,000 shares. As of March 27, 2000, no shares had been purchased pursuant to the exercise of options granted under the 1998 Plan. Options to purchase an aggregate 1,461,667 shares are outstanding under the 1998 Plan and expire at varying times between May 28, 2003 and February 14, 2005. As of March 27, 2000, options to purchase an aggregate 70,000 shares had been granted to employees in 2000, and options to purchase an aggregate 480,000 shares had been granted to directors in 2000.

1988 STOCK OPTION PLAN

     The Company's 1988 Stock Option Plan allowed the Company to grant both incentive stock options and non-qualified stock options. Incentive stock options could be granted to key employees at prices equal to the fair market value at the date of grant. Non-qualified stock options could be granted to employees, members of the Board of Directors, consultants, and other persons who provided services to the Company. Non-qualified options could be granted at prices not less than 85% of the fair market value at the date of grant. Under the terms of this Plan, no options could be granted after February 21, 1998.

     The 1988 Plan, as amended, provided for the issuance of 2,000,000 shares of Common Stock. As of March 27, 2000, 414,125 shares had been purchased pursuant to the exercise of options granted under the 1988 Plan. Options to purchase an aggregate 150,000 shares are outstanding under the 1988 Plan and expire at varying times between January 31, 2002 and March 26, 2003. As of March 27, 2000, no options had been granted to employees or directors in 2000.









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RETIREMENT SAVINGS PLAN

     The Company provides for eligible employees an Employee Retirement Savings Plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code, as amended. The 401(k) Plan was effective December 1, 1986, and was restated in its entirety effective April 1, 1994. The 401(k) Plan provides that eligible employees may make earnings reduction contributions, on a pre-tax basis, to the 401(k) Plan. Eligible employees are allowed to defer up to 15% of their earnings each year (up to the federal maximum limit).
Employee contributions are currently invested in various equity funds, fixed income funds, principal protection funds and money market funds, at the election of the participant. All full-time employees over the age of 21 who have completed three months of employment are eligible to participate. As of March 27, 2000, 12 employees (out of a total of approximately 13 eligible employees) were participating in the 401(k) Plan.

     The 401(k) Plan also provides that the Company may make a discretionary matching contribution, in cash or common stock of the Company, of from 0% to 25% of the contribution of each employee electing to participate in the 401(k) Plan. The Company did not make a contribution to the 401(k) Plan in 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of March 27, 2000, certain information with respect to the beneficial ownership of the Common Stock (i) by each person who is known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) by each of the Company's Named Executive Officers and each Director and nominee, and (iii) by all current executive officers, Directors and nominees as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.
















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
Name and Address of               Amount and Nature of
Beneficial Owner                  Beneficial Ownership   Percent of Class (8)

Duane S. Carlson                    140,000(1)                     *
3500 Holly Lane North
Plymouth, MN  55447

Gary L. Deaner                      141,667(2)                     *
3500 Holly Lane North #60
Plymouth, MN  55447

Hanrow Capital Fund Five, a       1,377,478                     5.30%
  Minnesota limited partnership
121 S. 8th St., Ste. 700
Minneapolis, MN 55402

S. Albert D. Hanser               2,390,505(3)                  9.12%
3500 Holly Lane North #60
Plymouth, MN  55447

Perkins Capital Management        2,877,000(4)                 10.77%
730 East Lake Street
Wayzata, MN  55391

Douglas M. Pihl                     113,750(5)                     *
3500 Holly Lane North #60
Plymouth, MN  55447

John E. Rogers                    2,400,000                     9.23%
80 South Eighth Street, Suite 4628
Minneapolis, MN 55402

Ronald B. Thomas                  5,316,995(6)                 17.91%
3500 Holly Lane North #60
Plymouth, MN  55447

All Directors and Officers as a Group
  (6 Persons)                     8,441,917(1)(2)(3)(5)(6)(7)  27.77%

      * Less than 1%





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     (1)   Includes 90,000 shares that would be issuable within 60 days if stock options held by Mr. Carlson were exercised.

     (2) Includes 91,667 shares that would be issuable within 60 days if stock options held by Mr. Deaner were exercised.

     (3) Includes 1,377,478 shares held by Hanrow Capital Fund Five, a Minnesota limited partnership, 107,600 shares held by Hanrow Capital Fund and 175,000 shares held by Hanrow Financial Group, Ltd. Also includes shares that Hanrow Financial Group, Ltd.
           and Hanrow Business Finance have the right to acquire pursuant to the terms of warrants issued to them. Does not include 200,000 shares of convertible preferred stock held by Hanrow Financial Group, Ltd. Mr. Hanser is Chairman, director and a shareholder of Hanrow Financial Group, Ltd., the general partner of Hanrow Capital Fund and Hanrow Capital Fund Five. Although Mr. Hanser may be deemed to be the beneficial owner of the foregoing shares, he disclaims voting and dispositive powers over all of said shares.

           Also includes 60,000 shares held by the Custodian of Mr. Hanser's IRA and 80,000 shares which would be issuable within 60 days if stock options and/or warrants held by Mr. Hanser were exercised.

     (4) Based on a Schedule 13G dated March 10, 2000, filed with the Securities and Exchange Commission by Perkins Capital Management, Inc. Perkins Capital Management claims sole voting power over 1,762,500 of the shares and sole dispositive power over all of the shares. Does not include shares held by Richard W. Perkins; Perkins Capital Management, Inc. has disclaimed beneficial ownership in all of shares held by Richard W. Perkins.

     (5) Includes 100,000 shares that would be issuable within 60 days if stock options held by Mr. Pihl were exercised.

     (6) Includes 3,669,516 shares that would be issuable within 60 days if warrants held by Mr. Thomas were exercised.

     (7) Includes 100,000 shares held by Frederic H. Sweeny, Vice President of Sales and Marketing, and 239,000 shares that would be issuable within 60 days if warrants held by Mr. Sweeny were exercised.

     (8) Each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which would be issuable within 60 days if stock options and/or warrants held by the indicated owner were exercised.

See "Hanrow Warrants" and "Thomas Warrants."

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HANROW WARRANTS

     S. Albert D. Hanser, a director of the Company, is Chairman, director and a shareholder of Hanrow Financial Group, Ltd. On August 28, 1997, the Company issued a Warrant entitling Hanrow Financial Group, Ltd. to purchase 37,500 shares of the Company's Common Stock, at a price of $.50 per share, during the period from the date of the Warrant to July 31, 2002.

     On August 1, 1996, and September 1, 1996, the Company issued Warrants entitling Hanrow Business Finance to purchase an aggregate 75,000 shares of the Company's Common Stock, at a price of $1.50 per share, during the period from the date of the Warrant to August 1, 2001 and September 1, 2001, respectively. Hanrow Business Finance is a subsidiary of Hanrow Financial Group, Ltd.

THOMAS WARRANTS

     Effective July 2, 1997, the Company issued a warrant entitling Ronald B. Thomas to purchase 2,892,403 shares of the Company's Common Stock, at a price of $.47 per share. The right to purchase the shares may be exercised at any time through July 1, 2007.

     In connection with a loan made to the Company by Mr. Thomas, on August 28, 1997, the Company issued a warrant entitling Mr. Thomas to purchase 37,500 shares of the Company's Common Stock, at a price of $.50 per share. The warrant is exercisable through July 31, 2002.

     Effective August 28, 1998, the Company issued a warrant entitling Ronald
B. Thomas to purchase 739,613 shares of the Company's Common Stock, at a price of $.35 per share. The right to purchase the shares may be exercised at any time through August 28, 2008.

    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's outstanding stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the Company's knowledge, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.





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
      PROPOSAL TO AMEND THE COMPANY'S 1998 STOCK OPTION PLAN

     The Board of Directors of the Company has unanimously adopted a resolution approving and recommending to the shareholders that the number of shares authorized for issuance under the 1998 Stock Option Plan of Astrocom Corporation be increased from 1,500,000 shares to 4,000,000 shares.

     The affirmative vote of the holders of a majority of the voting power of the shares of common stock of the Company present and entitled to vote at a meeting of shareholders is required to increase the number of shares authorized under the 1998 Plan. Proxies solicited by the Board of Directors will be voted in favor of the proposed amendment unless a contrary vote is specified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE TO 4,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1998 PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS

     The firm of Ernst & Young LLP, Minneapolis, Minnesota, independent public auditors, audited the books, records and accounts of the Company for the year 1999. A representative of Ernst & Young LLP will be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

     No auditors have been selected for the year 2000. It is anticipated that a decision will be made by the Board of Directors in June 2000.

                           AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street NW, Washington, D.C., and at the Commission's Regional Offices at 75 Park Place, New York, New York and 230 South Dearborn Street, Chicago, Illinois. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, D.C. 20549, at prescribed rates.

                         PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company, 3500 Holly Lane North, Suite 60, Plymouth, Minnesota 55447, no later than December 15, 2000, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                OTHER MATTERS

     At the date of this Proxy Statement, management knows of no other matters that may come before this Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxies received by the Company in accordance with their judgment on such matters.

                                     By the Order of the Board of Directors,

                                     /S/ Ronald B. Thomas

                                     Ronald B. Thomas
                                     President and Chief Executive Officer

April 14, 2000


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
ASTROCOM CORPORATION
3500 Holly Lane North, Suite 60
Plymouth, Minnesota 55447

                                   PROXY
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE

                     AT THE ANNUAL MEETING ON MAY 24, 2000.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Ronald B. Thomas and John M. Bucher as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote your shares, as designated, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to: Astrocom Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.




        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.  ELECTION OF CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2003
ANNUAL MEETING:

       01 Ronald B. Thomas         02 Douglas M. Pihl

____ VOTE FOR all nominees
____ VOTE WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number of the nominee in the blank provided to the right. ______________

2. AMENDMENT OF 1998 STOCK OPTION PLAN TO INCREASE TO 4,000,000 THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER. Mark only one of the following choices:

____ VOTE FOR
____ VOTE AGAINST
____ VOTE WITHHELD

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2.

__________________________________
               Date

__________________________________
            Signature

     Please sign exactly as name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.